Exhibit 23.2

Consent of Registered Independent Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No 333-7590) of Royal Dutch Petroleum Company and The “Shell” Transport and Trading Company, Public Limited Company of our report dated March 6, 2003, except for Note 2(b) (First Restatement of previously issued financial statements), Note 5 (Earnings per share) which are as of May 23, 2004, and except for Note 2(c) (Second Restatement of previously issued financial statements), Note 12 (Reconciliation between US GAAP and UK GAAP (as restated)) and Note 13 (Subsequent events), which are as of March 3, 2005, relating to the Financial Statements of The “Shell” Transport and Trading Company, Public Limited Company which is included in this Amendment No. 2.

/s/ PricewaterhouseCoopers LLP

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PricewaterhouseCoopers LLP

London — United Kingdom

March 3, 2005

Exhibits      E 3
20-F/A (Amendment No. 2) 2002